UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 19, 2010

Audience Productions, Inc.

(Exact name of registrant as specified in its charter)

Washington	333-162589	26-3071343
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification Number)
incorporation or organization)	File Number)

2311 N. 45th St., Ste. 310
Seattle, WA 98103

(Address of principal executive offices)

(888) 463-4308

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

On April 23, 2010, the Securities and Exchange Commission declared effective the registration statement on Form S-1 (the “Registration Statement”) filed by Audience Productions, Inc. (“API”) on October 20, 2009 and subsequently amended on April 21, 2010. On October 19, 2010, the initial offering period, as detailed in the Registration Statement, ended and API elected to extend the the offering of 800,000 Series A Preferred Shares for the first of four optional, consecutive, 90-day periods. As a result, the offering period will now end on January 19, 2011, unless further extended by API.

To date, API has not sold any securities and will not do so until our website, which is currently under development, is complete. Sales transactions for our Series A Preferred Shares can only be made through our website, which we anticipate will be operable by November 1, 2010. Our website will be unavailable to the public until then.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

AUDIENCE PRODUCTIONS, INC.

By:	/s/ JAY T. SCHWARTZ
Name:	Jay T. Schwartz
Title:	Director and President

Date: October 19, 2010